Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Mega Matrix Corp. (the “Company”) on Form S-8 of our report dated March 31, 2023, relating to the consolidated balance sheets of the Company as of December 31, 2022 and 2021 (Successor Company) and September 29, 2021 (Predecessor Company), and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2022, for the period from September 30, 2021 to December 31, 2021 (Successor Company), and for the period from January 1, 2021 to September 29, 2021 (Predecessor Company), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Audit Alliance LLP

Audit Alliance LLP
Singapore
February 21, 2024